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                                                                Exhibit 16d

                           WASATCH MICRO-CAP FUND


              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION


FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1997

TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) -1

         Total return = 44.6%

             44.6% = (22,771/15,750) -1



FOR THE PERIOD FROM JUNE 19, 1995 (COMMENCEMENT OF OPERATIONS)
     TO SEPTEMBER 30, 1997

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1
                                                     OF $10,000

          Cumulative total return = 127.7%

              127.7% = (22,771/10,000) -1

                                                          1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT)       -1
                                           OF $10,000

          Total return = 43.3%
                                     1/2.3
               43.3% = (22,771/10,000)     -1